Exhibit 99.1

                   Sapient Reports Fourth Quarter and Year-End
            Financial Results; Fourth Quarter Revenues Increase 28%
                    Year-over-Year; Annual Revenues Grow 26%


    CAMBRIDGE, Mass.--(BUSINESS WIRE)--Feb. 16, 2006--Sapient (NASDAQ:
SAPE), a business innovator, today announced financial results for its fourth quarter and year ended December 31, 2005.

    Fourth Quarter Financial Highlights

    -- Quarterly service revenues were $84.7 million, up 28% over the fourth quarter of 2004.

    -- Quarterly diluted EPS was $0.09 on a GAAP basis, or $0.07 excluding stock-based compensation, restructuring charges, and certain one-time tax benefits.

    -- Quarterly operating margin was 9% on a GAAP basis, or 11% excluding stock-based compensation and restructuring charges.

    -- Operating cash flow for the fourth quarter exceeded $30 million.

    -- Days Sales Outstanding (DSO) decreased 20 days from the previous quarter.

    2005 Year-End Financial Highlights

    -- Annual service revenues were $319.5 million, up 26% over 2004 service revenues.

    -- Annual diluted EPS was $0.21 on a GAAP basis, or $0.24 excluding stock-based compensation, restructuring charges, and certain one-time tax benefits.

    -- Long-term revenues increased to 34% of 2005 revenues from 25% of revenues in 2004.

    "We closed out 2005 on a strong note, both financially and strategically. Our revenues were up 28% versus the same quarter last year, and we generated significant cash flow," said Jerry A. Greenberg, Sapient's co-chairman and co-chief executive officer. "Looking forward, we see great opportunity to expand our business in a number of high-growth markets, including marketing services and SAP consulting and business intelligence, as well as business solution areas such as trading and risk management, customer billing and self-service, e-commerce, and quality assurance."
    Consolidated service revenues for the fourth quarter of 2005 were $84.7 million, a 4% increase from service revenues of $81.7 million for the third quarter of 2005, and a 28% increase from the fourth quarter of 2004. Consolidated service revenues for the year ended December 31, 2005 were $319.5 million, a 26% increase from the year ended December 31, 2004.
    "Operating cash flow exceeded $30 million in the fourth quarter, which is the result of strong operating performance and a significant improvement in our working capital position," said Scott Krenz, Sapient's chief financial officer. "I believe our fourth quarter performance highlights the strong cash generating capability of Sapient's business model."
    Operating income, net income, and earnings per share amounts for the fourth quarter and full year are presented below, in accordance with U.S. generally accepted accounting principles (GAAP) and also using certain adjusted (non-GAAP) financial measures.



GAAP Results:

                                          2005               2004
------------------------------------------------------- --------------
                                  Full                   Full
                                  Year     Q4      Q3    Year    Q4
---------------------------------------- ------- ------ ------- ------
Operating Income                 $21.6M   $7.5M  $6.2M  $22.5M  $8.7M
---------------------------------------- ------- ------ ------- ------
Operating Margin                      7%      9%     8%      9%    13%
---------------------------------------- ------- ------ ------- ------
Net Income                       $26.6M  $11.4M  $6.3M  $22.8M  $8.0M
---------------------------------------- ------- ------ ------- ------
EPS (fully diluted basis)         $0.21   $0.09  $0.05   $0.18  $0.06
---------------------------------------- ------- ------ ------- ------

Results Using Adjusted (Non-GAAP) Financial Measures, Excluding
Stock-Based Compensation Expense, Restructuring Charges, and Certain One-time Tax Benefits:


                                           2005              2004
------------------------------------------------------- --------------
                                   Full                  Full
                                   Year     Q4     Q3    Year    Q4
----------------------------------------- ------ ------ ------- ------
Adj. Operating Income             $29.7M  $9.3M  $7.1M  $24.4M  $8.9M
----------------------------------------- ------ ------ ------- ------
Adj. Operating Margin                  9%    11%     9%     10%    13%
----------------------------------------- ------ ------ ------- ------
Adj. Net Income                   $30.4M  $9.0M  $7.1M  $24.1M  $7.5M
----------------------------------------- ------ ------ ------- ------
Adj. EPS (fully diluted basis)     $0.24  $0.07  $0.06   $0.19  $0.06
----------------------------------------- ------ ------ ------- ------


    Adjusted operating income for 2005 excludes $1.8 million in stock-based compensation and $6.3 million of restructuring charges, of which $6.0 million is attributable to adjustments to previous lease-related restructuring charges.
    Adjusted operating income for 2004 excludes $0.8 million in stock-based compensation and $1.1 million of restructuring charges, which is attributable to adjustments to previous lease-related restructuring charges.
    Adjusted net income for the full year and fourth quarter of 2005 excludes a one-time $4.3 million tax benefit related to the reversal of a deferred tax valuation allowance in Germany.
    Adjusted net income for the full year and fourth quarter of 2004 excludes a one-time $0.6 million tax benefit related to the reversal of a deferred tax valuation allowance in the United Kingdom.
    A reconciliation of the non-GAAP financial measures presented above is included in the accompanying financial tables.


    2005 Business Highlights

    -- Sapient expanded its relationships with both new and long-term clients, including Allstate Canada, Avis Europe, BP, Cinergy, Cingular, Enbridge Gas Distribution, Essent Energie, Harrah's Entertainment, Janus Capital Group, Kaiser Permanente, Orange, PacifiCorp, Royal Bank of Scotland, Royal Mail, Scotiabank, Sony Electronics, T-COM, the U.S. Marine Corps, Verizon, Vertex, and Vodafone.

    -- Sapient acquired Business Information Solutions, LLC (BIS), an SAP services provider. The acquisition expanded Sapient's capabilities in high-growth areas such as business intelligence, NetWeaver strategy and integration, and SAP support. Sapient is currently providing SAP services to more than 50 clients, including industry leaders such as BP and PacifiCorp.

    -- Sapient announced its plans to acquire Planning Group International (PGI), an integrated marketing agency, in December 2005. The acquisition was completed on January 3, 2006 and positions Sapient to help clients exploit the possibilities created by the rapid evolution of media, advertising, and technology.

    -- Sapient expanded its operations in India, moving to new offices in Delhi and Bangalore. This expansion reflects the increasing demand for Sapient's Global Distributed
        Delivery(SM) model. More than 50% of the company's workforce is based in Sapient's two India offices.

    -- Sapient was recognized as one of the best places to work across the globe:

        -- Consulting Magazine awarded Sapient the highest honor, "Career Champion," in its "2005 10 Best Consulting Firms to Work for in North America" issue.

        -- Businessworld, the largest selling Indian business magazine, ranked Sapient #2 in its "Top 25 Great Places to Work 2005" report.

        -- Business Today ranked Sapient #7 in its "Best Companies to Work for in India" survey.

        -- Capital magazine, a leading German publication, ranked Sapient #9 in its "Germany's Best Employers" survey for 2005.

    Webcast and Conference Call

    Sapient will host a discussion of fourth quarter and year-end results in a conference call today at 4:30 p.m. (ET), which will be broadcast live on the Internet. For webcast registration information, please go to http://www.sapient.com/about+us/investors.htm. It is advisable to register at least 15 minutes prior to the call to download and install any necessary audio software. A re-broadcast of the call will be available from February 16 at 6:30 p.m. (ET) through February 23 at 11:59 p.m. (ET) by dialing 888-286-8010 (within the U.S.) or 617-801-6888 (outside the U.S.) and entering passcode 33308087 when prompted.

    Adjusted (Non-GAAP) Financial Measures

    Sapient provides these non-GAAP financial measures to complement results provided in accordance with GAAP, as management believes the measures help illustrate underlying trends in the Company's business and uses the measures to establish budgets and operational goals that are communicated internally and externally, manage the Company's business and evaluate its performance. The Company anticipates that it will continue reporting both GAAP and certain non-GAAP financial measures in its financial results, including reporting non-GAAP results based on the exclusion of stock-based compensation expense.

    Forward-Looking Statements

    This press release contains forward-looking statements that involve a number of risks and uncertainties. There are a number of factors that could cause actual events to differ materially from those indicated. Such factors include, without limitation, the continued acceptance of the Company's services, the Company's ability to accurately set fees for and timely complete its current and future client projects, its ability to successfully manage risks associated with its international operations, its ability to manage its growth, and projects effectively, and its ability to continue to attract and retain high quality employees, as well as other factors set forth in the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as filed with the SEC.

    About Sapient

    Sapient, a business innovator, helps clients achieve extraordinary results from their customer relationships, business operations, and technology. Leveraging a unique approach, breakthrough thinking, and disciplined execution, Sapient leads its industry in delivering the right business results on time and on budget. Sapient works with clients that are driven to make a difference, including BP, Essent Energie, Harrah's Entertainment, Hilton International, Janus, National Institutes of Health (NIH), Sony Electronics, the U.S. Marine Corps, and Verizon.
    Founded in 1990, Sapient is headquartered in Cambridge, Massachusetts, and operates across North America, Europe, and India. More information about Sapient can be found at www.sapient.com.

    Sapient is a registered service mark of Sapient Corporation.



                          SAPIENT CORPORATION
                 CONDENSED CONSOLIDATED BALANCE SHEETS

                                                  December   December
                                                     31,        31,
                                                    2005       2004
                                                 ----------- ---------
                                                      (Unaudited)
                                                     (In thousands)
                     ASSETS
Current assets:
Cash and cash equivalents                           $69,948   $66,779
Restricted cash and marketable investments           86,607    41,340
Accounts receivable, net                             60,062    51,278
Unbilled revenues on contracts                       16,849    16,875
Deferred tax assets                                     112         -
Prepaid expenses and other current assets            10,371     9,052
                                                 ----------- ---------
  Total current assets                              243,949   185,324

Restricted cash and marketable investments            1,217    67,460
Net fixed assets and other assets                    21,277    15,361
Goodwill and net intangible assets                   14,710       643
Deferred tax assets                                   5,204       815

                                                 ----------- ---------
  Total assets                                     $286,357  $269,603
                                                 =========== =========

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses               $46,926   $42,679
Accrued restructuring costs, current portion          8,640    10,560
Income taxes payable                                  4,428     4,116
Deferred revenues on contracts                        6,691     9,285
                                                 ----------- ---------
  Total current liabilities                          66,685    66,640
Deferred tax liabilities                                188         -
Accrued restructuring costs, net of current
 portion                                             11,985    15,003
Other long term liabilities                           3,243     2,027
                                                 ----------- ---------
  Total liabilities                                  82,101    83,670

Redeemable common stock                                 671         -

Stockholders' equity                                203,585   185,933
                                                 ----------- ---------

  Total liabilities, redeemable common stock and
   stockholders' equity                            $286,357  $269,603
                                                 =========== =========


                         SAPIENT CORPORATION
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                               Three months ended  Twelve months ended
                                  December 31,        December 31,
                              -------------------- -------------------
                                 2005      2004      2005      2004
                              -------------------- -------------------
                                            (Unaudited)
                              (In thousands, except per share amounts)

Revenues:
  Service revenues               $84,662  $66,401  $319,496  $253,936
  Reimbursable expenses            2,683    3,189    12,431    12,100
                              ----------- -------- --------- ---------
    Total gross revenues          87,345   69,590   331,927   266,036
                              ----------- -------- --------- ---------
Operating expenses:
  Project personnel costs,
   before reimbursable
   expenses                       49,590   35,703   190,084   143,202
  Reimbursable expenses            2,683    3,189    12,431    12,100
                              ----------- -------- --------- ---------
    Total project personnel
     costs                        52,273   38,892   202,515   155,302
                              ----------- -------- --------- ---------
  Selling and marketing costs      3,578    3,549    14,029    15,208
  General and administrative
   costs                          22,642   18,276    86,387    71,371
  Restructuring and other
   related charges                 1,018        -     6,268     1,108
  Amortization of intangible
   assets                            382      129     1,104       515

                              ----------- -------- --------- ---------
Total operating expenses          79,893   60,846   310,303   243,504
                              ----------- -------- --------- ---------
    Income from operations         7,452    8,744    21,624    22,532

Interest and other income,
 net                               1,090      940     4,412     2,720
                              ----------- -------- --------- ---------
Income before income taxes         8,542    9,684    26,036    25,252
Provision for income taxes         1,408    2,298     3,677     3,068
Benefit from release of
 valuation allowance              (4,289)    (635)   (4,289)     (635)
                              ----------- -------- --------- ---------
    Net income                   $11,423   $8,021   $26,648   $22,819
                              =========== ======== ========= =========

Basic and diluted net income
 per share:
    Basic net income per
     share                         $0.09    $0.06     $0.21     $0.19
    Diluted net income per
     share                         $0.09    $0.06     $0.21     $0.18

Weighted average common
 shares                          124,917  123,955   124,725   123,040
Dilutive common share
 equivalents                       3,194    6,904     4,573     5,418
                              ----------- -------- --------- ---------

Weighted average common
 shares and dilutive common
 share equivalents               128,111  130,859   129,298   128,458
                              =========== ======== ========= =========




                         SAPIENT CORPORATION
            CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

                                               Year Ended  Year Ended
                                                December    December
                                                   31,         31,
                                                  2005        2004
                                               ----------- -----------
                                                     (Unaudited)
                                                   (In thousands)
Cash flows from operating activities:
Net income                                        $26,648     $22,819

                                               ----------- -----------
  Net cash provided by operating activities        26,937      20,258
                                               ----------- -----------

                                               ----------- -----------
  Net cash used in investing activities           (11,683)    (30,256)
                                               ----------- -----------

                                               ----------- -----------
  Net cash (used in) provided by financing
   activities                                     (10,386)      7,708
                                               ----------- -----------

Effect of exchange rate changes on cash and
 cash equivalents                                  (1,699)      1,477

Increase (decrease) in cash and cash
 equivalents                                        3,169        (813)

Cash and cash equivalents, at beginning of
 period                                            66,779      67,592
                                               ----------- -----------
Cash and cash equivalents, at end of period       $69,948     $66,779
                                               =========== ===========

Sapient Corporation
Reconciliation of Non-GAAP Financial Measures


              YTD 2005  Q4 2005  Q3 2005   YTD 2004  Q4 2004  Q3 2004
  Service
   revenues   $319,496  $84,662  $81,747   $253,936  $66,401  $64,193
              --------- -------- --------  --------- -------- --------
Income from
 operations -
 GAAP          $21,624   $7,452   $6,212    $22,532   $8,744   $7,497
Add: stock-
 based
 compensation    1,770      853      873        779      133      224
Add:
 restructuring
 and other
 related
 charges         6,268    1,018        -      1,108        -      241
              --------- -------- --------  --------- -------- --------
Income from
 operations -
 non-GAAP      $29,662   $9,323   $7,085    $24,419   $8,877   $7,962
              ========= ======== ========  ========= ======== ========
Operating
 margin -
 non-GAAP            9%      11%       9%        10%      13%      12%



Sapient Corporation
Reconciliation of Non-GAAP Financial Measures


                YTD 2005 Q4 2005  Q3 2005   YTD 2004 Q4 2004  Q3 2004

Net income -
 GAAP           $26,648  $11,423   $6,310   $22,819   $8,021   $7,833
Add: stock-
 based
 compensation     1,770      853      873       779      133      224
Add:
 restructuring
 and other
 related
 charges          6,268    1,018        -     1,108        -      241
Add: Benefit
 from release of
 valuation
 allowance       (4,289)  (4,289)       -      (635)    (635)       -
                -------- -------- --------  -------- -------- --------
Net income -
 non-GAAP       $30,397   $9,005   $7,183   $24,071   $7,519   $8,298
                ======== ======== ========  ======== ======== ========
Adjusted - basic
 and diluted net
 income per
 share:
Adjusted - basic
 net income per
 share            $0.24    $0.07    $0.06     $0.20    $0.06    $0.07
Adjusted -
 diluted net
 income per
 share            $0.24    $0.07    $0.06     $0.19    $0.06    $0.06

Weighted average
 common shares  124,725  124,917  125,361   123,040  123,955  123,172
Dilutive common
 share
 equivalents      4,573    3,194    4,631     5,418    6,904    5,290
                ----------------- --------  --------------------------
Weighted average
 common shares
 and dilutive
 common share
 equivalents    129,298  128,111  129,992   128,458  130,859  128,462
                ================= ========  ==========================



    CONTACT: Sapient
             Investor Relations:
             Luciana Duarte, +1-617-374-0310
             lduarte@sapient.com
             or
             Media Relations:
             Jenny McLean, +1-310-264-5277
             jmclean@sapient.com